EXHIBIT 99.2
                            EXECUFIRST BANCORP, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 29, 1996

   The undersigned shareholder of EXECUFIRST BANCORP, INC. (the 'Company'), revoking all previous proxies, hereby constitutes and appoints George Rapp and Madeline McLaughlin, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of
the Company to be held on Wednesday, May 29, 1996 at       .M. at
         , Pennsylvania, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:
PROPOSAL I
   / / FOR all nominees for director named below.
   / / WITHHOLD AUTHORITY to vote for all nominees for director named below.
   / / FOR all nominees for director named below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.

       Nominees: Michael J. Bradley, Gerald Levinson, and John O'Donnell. PROPOSAL II
   / / FOR the proposal to approve the Agreement and Plan of Merger and the
       Merger of Republic Bancorporation, Inc. with and into the Company.
   / / AGAINST
   / / ABSTAIN
PROPOSAL III
   / / FOR the proposal to approve the amendment to the Company's Amended and Restated Articles of Incorporation relating to a restriction on ownership of the Company's common stock.
   / / AGAINST
   / / ABSTAIN
PROPOSAL IV
   / / FOR the proposal to approve amendments to the Company's Amended and Restated Articles of Incorporation relating to (i) indemnification of officers and directors; (ii) nominations to the Board of Directors; and
       (iii) the vote required to amend certain provisions of the Articles of Incorporation.
   / / AGAINST
   / / ABSTAIN

                                  (Continued and to be signed on the other side)

PROPOSAL V

   / / FOR the proposal to adopt the Company's Amended and Restated Stock Option
       Plan.

   / / AGAINST

   / / ABSTAIN

PROPOSAL VI

   In their discretion, the proxies will vote upon such other business as may properly come before the Annual Meeting.

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' THE NOMINEES FOR DIRECTOR; 'FOR' THE APPROVAL OF THE PLAN OF MERGER AND THE MERGER; 'FOR' APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION; AND 'FOR' THE APPROVAL OF THE AMENDED AND RESTATED STOCK OPTION PLAN. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF SAID MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

   NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.


                                                    Date , 1995
                                                       (SEAL)
                                             (Shareholder's Signature)
                                                       (SEAL)
                                             (Shareholder's Signature)
                                                       SHARES